EXHIBIT 5.1

                      [LETTERHEAD OF MACELREE HARVEY, LTD.]



                                 August 8, 2003

First Chester County Corporation
9 North High Street
West Chester, PA  19380

Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") of First Chester County Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares").

We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

Based on the foregoing, it is our opinion that:

1. the Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and

2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,


                                 /s/MacElree Harvey Ltd.
                                 -----------------------
                                 MACELREE HARVEY, LTD.


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The  information  on  the  enclosed   addendum  is  an  integral  part  of  this
determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to you representative as indicated in the power of attorney.

If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                 Sincerely Yours,


                                 Paul T. Shultz
                                 Director,
                                 Employee Plans Rulings & Agreements